As filed with the Securities and Exchange Commission on June 9, 1999.
                                                  REGISTRATION  NO. 333-
                                                                       ---------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               INPUT/OUTPUT, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                  22-2286646
     (State or other jurisdiction                     (I.R.S. Employer
   of incorporation or organization)               Identification Number)

                          11104 WEST AIRPORT BOULEVARD
                              STAFFORD, TEXAS 77477
                                 (281) 933-3339
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

         INPUT/OUTPUT, INC. AMENDED AND RESTATED 1990 STOCK OPTION PLAN
       INPUT/OUTPUT, INC. AMENDED AND RESTATED 1996 NON-EMPLOYEE DIRECTOR
                               STOCK OPTION PLAN
                              (Full Title of Plan)

                               ROBERT P. BRINDLEY
                               INPUT/OUTPUT, INC.
                          11104 WEST AIRPORT BOULEVARD
                              STAFFORD, TEXAS 77477
                                 (281) 933-3339
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 WITH COPIES TO:
                            HAYNES AND BOONE, L.L.P.
                           1000 LOUISIANA, SUITE 4300
                              HOUSTON, TEXAS 77002

                             ATTN: MARC H. FOLLADORI
                                 (713) 547-2000

                         CALCULATION OF REGISTRATION FEE

                                                                     PROPOSED
                                                                      MAXIMUM         PROPOSED MAXIMUM       AMOUNT OF
                 TITLE OF                       AMOUNT TO BE       OFFERING PRICE    AGGREGATE OFFERING    REGISTRATION
        SECURITIES TO BE REGISTERED           REGISTERED(1)(2)      PER SHARE(2)          PRICE(2)              FEE
------------------------------------------  -------------------- ------------------ --------------------  ---------------
Common Stock, par value $0.01 per share       1,800,000 shares        $7.71875         $13,893,750.00        $3,863.00
==========================================  ==================== ================== ====================  ===============

(1) Pursuant to Rule 416(a), also registered hereunder is an indeterminate number of shares of Common Stock issuable as a result of the anti-dilution provisions of the Plans.

(2) The 1,800,000 shares registered hereby represent the following: (i) an additional 1,500,000 shares issuable pursuant to the Company's Amended and Restated 1990 Stock Option Plan (the "1990 Plan") and (ii) an additional 300,000 shares issuable pursuant to the Company's Amended and Restated 1996 Non-Employee Director Stock Option Plan (the "1996 Plan"). With respect to the shares registered hereby, the offering price per share, the aggregate offering price and the registration fee have been calculated in accordance with paragraphs (c) and (h)(1) of Rule 457 on the basis of the average high and low sale prices for the Company's Common Stock on June 4, 1999, as reported on the New York Stock Exchange composite tape ($7.71875 per share).

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         Input/Output, Inc. (the "Company") hereby incorporates by reference the Company's Registration Statement on Form S-8 (Registration No. 333-14231) filed with the Securities and Exchange Commission (the "Commission") on October 16, 1996 (the "1996 Form S-8"). The Company also incorporates by reference the Company's Registration Statements on Form S-8 (Registration Nos. 33-85304, 33-54394 and 33-46386) filed with the Commission on October 19, 1994 (the "1994 Form S-8"), November 12, 1992 and March 16, 1992
(collectively, the "1992 Forms S-8"), respectively. The Company also incorporates by reference the description of the Company's common stock, par value $0.01 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A filed with the Commission on October 17, 1994.

       INPUT/OUTPUT, INC. AMENDED AND RESTATED 1990 STOCK OPTION PLAN AND INPUT/OUTPUT, INC. AMENDED AND RESTATED 1996 NON-EMPLOYEE DIRECTOR STOCK
                                   OPTION PLAN

         By means of the 1994 Form S-8 and 1992 Forms S-8, the Company registered 7,000,000 shares of Common Stock pursuant to its 1990 Plan. By means of the 1996 Form S-8, the Company registered 400,000 shares of Common Stock pursuant to its 1996 Plan. This Registration Statement registers an additional 1,500,000 shares of Common Stock issuable pursuant to the 1990 Plan and an additional 300,000 shares issuable pursuant to the 1996 Plan, as authorized by the Company's stockholders at the Company's Annual Meeting of Stockholders held on September 28, 1998.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Stafford, State of Texas, on December 11, 1998.


                                      INPUT/OUTPUT, INC.

                                      By:    /s/ RONALD A. HARRIS
                                             ----------------------------------
                                                       Ronald A. Harris
                                                Vice President and Controller
                                                (Principal Financial Officer)

                                POWER OF ATTORNEY

         Each of the undersigned hereby appoints Chris E. Wolfe and Ronald A. Harris and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 11, 1998.

                     SIGNATURE                                       TITLE
 /s/ W.J. ("ZEKE") ZERINGUE                        Director, Chairman of the Board of Directors and
------------------------------------------------      Chief Executive Officer (Principal Executive
           W. J. ("Zeke") Zeringue                    Officer)

 /s/ AXEL M. SIGMAR                                Director, President and Chief Operating Officer
------------------------------------------------
               Axel M. Sigmar

 /s/ ROBERT P. BRINDLEY                            Director and Executive Vice President - Worldwide
------------------------------------------------      Marketing and Sales
              Robert P. Brindley

 /s/ RONALD A. HARRIS                              Vice President and Controller
------------------------------------------------      (Principal Financial and Accounting Officer)
               Ronald A. Harris

 /s/ ERNEST E. COOK                                Director
------------------------------------------------
               Ernest E. Cook

 /s/ THEODORE H. ELLIOTT, JR.                      Director
------------------------------------------------
          Theodore H. Elliott, Jr.

 /s/ G. THOMAS GRAVES III                          Director
------------------------------------------------
            G. Thomas Graves III

 /s/ WILLIAM F. WALLACE                            Director
------------------------------------------------
            William F. Wallace

 /s/ JAMES M. LAPEYRE, JR.                         Director
------------------------------------------------
           James M. Lapeyre, Jr.

                                INDEX TO EXHIBITS

   Exhibit    Description
   -------    -----------
     4.1      Specimen certificate for shares of the Company's common stock, par value $0.01 per share. Exhibit F to the Company's Registration
              Statement on Form 8-A (No. 1-13402), dated October 17, 1994, is incorporated herein by reference.

     4.2      The Company's Amended and Restated 1990 Stock Option Plan.

     4.3      The Company's Amended and Restated 1996 Non-Employee Director
              Stock Option Plan.

     5.1      Opinion of Haynes and Boone, L.L.P.

     23.1     Consent of KPMG LLP

     23.2 Consent of Haynes and Boone, L.L.P. (included in Exhibit 5.1 opinion).

     24.1     Power of Attorney (included on the signature page hereto).